INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 33-02769 of Oppenheimer Limited-Term government Fund of our report dated October 21, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.




/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Denver, Colorado
January 27, 1999